Exhibit 99.4

DELTIC

IMPORTANT SPECIAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on February 20, 2018.

Vote by Internet

- Go to **www.investorvote.com/DEL**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A (Item 1 in Proxy Statement) — The Board of Directors recommends a vote FOR this item.

	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated October 22, 2017, among Deltic Timber Corporation, Potlatch Corporation and Portland Merger LLC, pursuant to which Deltic will be merged with and into Portland Merger LLC and each outstanding share of Deltic common stock will be converted into the right to receive 1.80 shares of Potlatch common stock.	☐	☐	☐

B (Item 2 in Proxy Statement) — The Board of Directors recommends a vote FOR this item.

	For	Against	Abstain
2. To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve Item 1.	☐	☐	☐

C (Item 3 in Proxy Statement) — The Board of Directors recommends a vote FOR this item.

	For	Against	Abstain
3. To approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to Deltic Timber Corporation's named executive officers in connection with the completion of the merger.	☐	☐	☐

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give full title. Please return promptly.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Y IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Deltic Timber Corporation PROXY SOLICITED BY BOARD OF DIRECTORS FOR SPECIAL MEETING, FEBRUARY 20, 2018 The stockholder(s) whose name(s) appears on the reverse side hereby appoints Chairman Robert C. Nolan and CEO John D. Enlow, Sr., or each of them, or their successors as the stockholder’s proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Deltic Timber Corporation which the stockholder is entitled to vote at the Special Meeting of Stockholders to be held at the Company’s home offices, El Dorado, Arkansas, on February 20,2018, at 11:00 a.m., local time, and any adjournments thereof, as fully as the stockholder could if personally present. IMPORTANT—This Proxy must be signed and dated on the reverse side. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEM 1, FOR ITEM 2, AND FOR ITEM 3. (Continued on reverse side) YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTMARKED ENVELOPE. E Non-Voting Items Change of Address — Please print new address below.